EXHIBIT 10.38


               NOTE EXTENSION AND SATISFACTION AGREEMENT

          This Note Extension and Satisfaction Agreement, dated as of February 17, 1999 (this "Agreement"), is entered into by and among the shareholders of CRC Holdings, Inc. ("CRC") identified on Schedule A attached hereto (each a "Shareholder" and, collectively, the "Shareholders") and Carnival Corporation, a Panama corporation ("CCL").

          WHEREAS, each Shareholder owns, beneficially and of record, the number of shares of common stock, par value $.005 per share ("CRC Common Stock"), of CRC set forth opposite such Shareholder's name on Schedule A (collectively, the "Shares"), which Shares are currently pledged to CCL to secure in part certain obligations of the Shareholders owing to CCL, as evidenced by promissory notes (collectively, the "CCL Notes") made by the Shareholders in favor of CCL (Schedule B attached hereto sets forth, for each Shareholder as of the date hereof, the outstanding principal amount of and accrued and unpaid interest on such Shareholder's CCL Note before and after giving effect to the transactions (the "Related Transactions") contemplated by the Stock Purchase Agreement, dated as of the date hereof, among CCL and the Shareholders);

          WHEREAS, the CCL Notes were executed and delivered by the Shareholders in connection with the transactions contemplated by the Stock Purchase Agreement, dated as of November 30, 1994, as amended (the "Stock Purchase Agreement"), among CCL and the Shareholders;

          WHEREAS, CRC and Jackpot Enterprises, Inc. ("Jackpot") have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, among other things, following the spinoff (the "Spinoff") of certain assets and liabilities of CRC as described in the Merger Agreement, CRC will be merged (the "Merger") with and into Jackpot;

          WHEREAS, as consideration for the Merger, Jackpot has agreed (i) to issue and deliver to holders of CRC Common Stock at the effective time of the Merger (the "Effective Time") (other than CCL and the Shareholders in respect of the Shares) and certain holders of options to purchase CRC Common Stock the number of shares of common stock, $.01 par value per share, of Jackpot (the "Share Merger Consideration") determined in accordance with the Merger Agreement, (ii) to issue a promissory note to CCL in exchange for shares of CRC Common Stock held beneficially and of record by CCL at the Effective Time in the principal amount determined in accordance with the Merger Agreement (the "Jackpot Note I") and (iii) to issue substantially identical promissory notes to the Shareholders in exchange for the Shares in the principal amount determined in accordance with the Merger Agreement (the "Jackpot Note II" and, together with the Share Merger Consideration and the Jackpot Note I, the "Merger Consideration"), all as set forth in the Merger Agreement;

          WHEREAS, subject to the conditions herein set forth and concurrently with the consummation of the Merger, the Shareholders desire to repay in full amounts remaining outstanding under the CCL Notes by (i) assigning to CCL all of the Shareholders' right, title and interest in and to the Jackpot
Note II and (ii) transferring to CCL the Spinco Interest (as defined herein) received by the Shareholders pursuant to the Spinoff; and

          WHEREAS, in order to facilitate the repayment of the CCL Notes as contemplated herein, CCL has agreed to (i) extend the maturity of the CCL Notes to provide adequate time for the Merger to be consummated and (ii) provide for the release of the Shares from the lien of the Security and Pledge Agreements, dated as of November 30, 1994, as amended (collectively, the "Pledge Agreements"), between each Shareholder and CCL, pursuant to which the Shareholders pledged, among other things, the Shares as collateral security for the CCL Notes.

          NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties and agreements contained herein, the parties hereto agree as follows:

          1. Extension of Maturity. In order to facilitate the repayment in full of the CCL Notes as contemplated herein, CCL hereby agrees effective as of the date hereof, that (a) the maturity of the CCL Notes shall be extended to the earlier of (i) the closing date of the Merger and (ii) December 31, 1999, or such later date specified in an amendment to Section 6.01(b)(i) of the Merger Agreement and (b) interest in respect of the CCL Notes shall cease to accrue (it being understood and agreed that (x) upon any termination of this Agreement under Section 8 below interest will accrue retroactive to the date hereof on the terms set forth in the CCL Notes with respect to the portion of the principal amount of the CCL Notes as shall remain unsatisfied on the date of such termination and (y) in the event the Related Transactions shall not have been consummated as described under
Section 7(b)(iii), interest will accrue retroactive to the date hereof on the terms set forth in the CCL Notes with respect to the portion of the principal amount of the CCL Notes as shall remain unsatisfied following the Closing hereunder).

          2.   Repayment of the CCL Notes; Release of Shareholder
Agreements.

               (a)  Upon delivery to CCL at the Closing as
provided in Section 4 below of (i) the Jackpot Note II (which shall be assigned by the Shareholders to CCL hereunder with the consent of Jackpot as contemplated by and immediately upon the closing under the Merger Agreement) and (ii) certificates evidencing 2,610,000 membership units or other equivalent equity interests (the "Spinco Interest") of the limited liability entity to be formed to effectuate the Spinoff ("Spinco") (representing 21.5189% of the aggregate equity interests of Spinco on a fully diluted basis at the time of the Spinoff), in the case of each of clauses (i) and (ii) free and clear of any liens, claims, options, defects in title, proxies, voting agreements, shareholder agreements, charges or encumbrances of any nature or kind ("Encumbrances"), the CCL Notes shall be deemed repaid and satisfied in full (assuming the Related Transactions have been consummated).

               (b) Effective immediately upon full satisfaction of the CCL Notes as provided in clause (a) above, CCL, in respect of the Shareholders, and the Shareholders, in respect of CCL, hereby irrevocably and unconditionally release and forever discharge each other, and each of their respective agents, attorneys, affiliates, heirs and legal representatives and, in the case of the release of CCL, the officers, directors and shareholders of CCL and its subsidiaries, and the respective successors and assigns of any of the foregoing, from any and all claims, demands, debts, liabilities, obligations, causes of actions or claims for relief of any kind or nature, whether known or unknown, which they may have or which may hereafter be asserted or accrue against any of them resulting from or in any way relating to any of the Stock Purchase Agreement, the CCL Notes, the Pledge Agreements and any other related instruments or agreements (collectively, the "Shareholder Agreements").

          3. Closing. Subject to the conditions herein set forth, the closing (the "Closing") shall take place at the offices of CRC Holdings, Inc., 3250 Mary Street, Miami, Florida 33133, at 9:00 a.m., on the closing date of the Merger, or at such other place and time as may be mutually agreed by the parties. The actual time and date of the Closing is herein referred to as the "Closing Date."

          4. Deliveries at the Closing. At the Closing: (a) CCL will deliver to the Shareholders the Shares, free and clear of any liens in favor of CCL, including, but not limited to, the liens created pursuant to the Pledge Agreements and the other Shareholder Agreements; and (b) the Shareholders will deliver or cause to be delivered to CCL free and clear of any Encumbrances
(i) the Jackpot Note II, (ii) certificates representing the Spinco Interest and (iii) any other documents, certificates or agreements that in the reasonable judgment of CCL are necessary to make effective the transactions contemplated by this Agreement and vest in CCL good, valid and marketable title to the Jackpot
Note II and the Spinco Interest, free and clear of any Encumbrances. Effective immediately upon such delivery, each Shareholder (severally and not jointly, and without representation or warranty except as provided herein) hereby assigns and transfers to CCL all of such Shareholder's right, title and interest in and to the Jackpot Note II.

          5.   Shareholders' Representations and Warranties.
Each Shareholder severally (but not jointly) represents and warrants to CCL as follows:


               (a)   Such Shareholder has the full power,
authority and legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

               (b) This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable principles of equity, bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally.

               (c) Upon the occurrence of the Spinoff, such Shareholder will have good, valid and marketable title to its portion of the Spinco Interest, free and clear of any Encumbrances, other than under the Shareholder Agreements, and upon transfer to CCL by such Shareholder of its portion of the Spinco Interest and the Jackpot Note II and satisfaction of the CCL Notes as provided hereunder, CCL will acquire record and good, valid and marketable title to such portion of the Spinco Interest and the Jackpot Note II, free and clear of all Encumbrances.

          6. CCL Representations and Warranties. CCL represents and warrants to the Shareholders as follows:

                (a)   CCL is a corporation duly organized,
validly existing and in good standing under the laws of its jurisdiction of organization. CCL has the full power, authority and legal right to execute, deliver and carry out the terms and provisions of this Agreement, to consummate the transactions contemplated hereby and to perform, comply with or satisfy all of the agreements, obligations and conditions required to be complied with or satisfied by CCL under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

               (b) This Agreement has been duly and validly authorized, executed and delivered by CCL and constitutes a valid and binding agreement of CCL, enforceable against CCL in accordance with its terms, subject to applicable principles of equity, bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally.

          7. Conditions to the Obligations of the Shareholders and CCL.

               (a)   The obligations of the Shareholders
hereunder are subject to the compliance by CCL with the deliveries specified in Section 4 of this Agreement and the satisfaction or, if permitted by applicable law, waiver of the following condition:

                    (i)  the representations and warranties of
     CCL shall be true and correct at and as of the Closing Date as though such representations and warranties were made at and as of such date.

               (b) The obligations of CCL hereunder are subject to the compliance by the Shareholders with the deliveries specified in Section 4 of this Agreement and the satisfaction or, if permitted by applicable law, waiver of the following conditions:

                    (i)  the representations and warranties of
     the Shareholders shall be true and correct at and as of the Closing Date as though such representations and warranties were made at and as of such date;

                    (ii) all of the conditions to the Merger shall have been satisfied or waived by the appropriate parties and the Spinoff shall have occurred; and

                    (iii) the Related Transactions shall have been consummated; provided, that in the event the Related Transactions shall not have been consummated the parties will endeavor in good faith to negotiate an appropriate modification to this Agreement to provide for a partial repayment of the CCL Notes.

          8. Termination. The transactions contemplated herein may be terminated or abandoned at any time prior to the Closing:

               (a)   by mutual consent of CCL and the
Shareholders holding a majority of the Shares;

               (b) by any party if the Merger shall not have occurred on or before December 31, 1999, or such later date specified in an amendment to Section 6.01(b)(i) of the Merger
Agreement for termination thereof; and

               (c)   automatically, upon termination of the
Merger Agreement.

          CCL and the Shareholders acknowledge and agree that notwithstanding any termination of this Agreement, the extension of the maturity of the CCL Notes to December 31, 1999 shall survive such termination.

          9.  Miscellaneous.

               (a)   All representations, warranties and
covenants shall survive the Closing.

               (b) This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

               (c) This Agreement shall be governed by and con-strued and enforced in accordance with the laws of the State of Florida, without reference to the conflict of laws principles thereof.

          IN WITNESS WHEREOF, each Shareholder and CCL has executed or caused this Agreement to be executed on the date first above written.



                          /s/ Sherwood M. Weiser
                         Sherwood M. Weiser



                         /s/ Donald E. Lefton
                         Donald E. Lefton



                          /s/ Thomas Hewitt
                         Thomas Hewitt



                         /s/ Peter Sibley
                         Peter Sibley



                          /s/ W. Peter Temling
                         W. Peter Temling



                          /s/ Robert Sturges
                         Robert Sturges


                              CARNIVAL CORPORATION

                         By: /s/ Gerald R. Cahill
                            Name: Gerald R. Cahill
                           Title: Sr. Vice President-Finance
                                  and CFO


                                Schedule A


Name of Shareholder                             Number of Shares

Sherwood Weiser                                          859,248
Donald Lefton                                            859,248
Thomas Hewitt                                            318,394
Peter Sibley                                             318,394
Robert Sturges                                           127,358
Peter Temling                                            127,358


                               Schedule B

                                     Principal and Accrued Interest
                             Before Related               After Related
Name of Shareholder           Transactions                Transactions

Sherwood Weiser               $6,641,505                  $4,966,497
Donald Lefton                  6,641,505                   4,966,497
Thomas Hewitt                  2,461,007                   1,840,334
Peter Sibley                   2,461,007                   1,840,334
Robert Sturges                   984,406                     736,136
Peter Temling                    984,406                     736,136
   Total                     $20,173,837                 $15,085,934